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                                                                     EXHIBIT 4.6

                                    AAR CORP.

                        OFFICERS' CERTIFICATE PURSUANT TO
                          SECTION 301 OF THE INDENTURE

     Each of the undersigned officers of AAR CORP., a Delaware corporation (the "Company"), does hereby certify as follows:

(A) Each of the undersigned has read the Indenture, dated as of October 15, 1989, as amended by the First Supplemental Indenture, dated as of August 26, 1991 and the Second Supplemental Indenture dated as of December 10, 1997, between the Company and First Trust National Association (as successor in interest to Continental Bank, National Association), as trustee (collectively, the "INDENTURE"), including Section 301 thereof, and the definitions in such Indenture relating thereto and has reviewed such other corporate documents and records relating to the matters referred to herein, and, in the opinion of the undersigned, has made such examination or investigation as is necessary to enable him to express an informed opinion on the matters set forth below.

(B) The terms of the series of Securities of the Company entitled the "6.875% Notes due December 15, 2007" (the "SERIES") to be issued under the indenture have been established by a Board Resolution (as defined in the Indenture) and are set forth in ANNEX A hereto.

(C) All conditions precedent provided for in the Indenture relating to the establishment and original issuance, authentication and delivery of the Series have been complied with.

(D) In the opinion of the undersigned, Section 301 of the Indenture has been complied with in the establishment of the terms of the Securities.

IN WITNESS WHEREOF, each of the undersigned has duly executed this certificate this 15th day of December, 1997.



                                   AAR CORP.


                                   /s/ TIMOTHY J. ROMENESKO
                                   ---------------------------------------------
                                   Timothy J. Romenesko,
                                   Vice President, Chief Financial Officer

                                   /s/ HOWARD A. PULSIFER
                                   ---------------------------------------------
                                   Howard A. Pulsifer,
                                   Vice President, General Counsel and Secretary

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                                                                     EXHIBIT 4.6

                                     ANNEX A

     Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Indenture:

(1) The title of the Notes shall be the "6.875% Notes due December 15, 2007" of the Company.

(2) The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is limited to $60,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture).

(3) The principal of the Notes shall be payable on December 15, 2007.

(4) The Notes shall bear interest at the rate of 6.875% per annum from the date of issuance thereof, payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 1998. Each such June 15 or December 15 shall be an "Interest Payment Date" for the Notes. The June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date.

(5) The principal of and interest on the Notes shall be payable (and the Notes may be presented for repayment) at the office or agency of the Company maintained for such purposes in Chicago, Illinois.

(6) The Notes shall not be redeemable prior to maturity.

(7) The Notes shall be issuable only in fully registered form and shall be represented by a global certificate registered in the name of a nominee of The Depository Trust Company.

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                                                                     EXHIBIT 4.6

                                    AAR CORP.

                        OFFICERS' CERTIFICATE PURSUANT TO
                          SECTION 301 OF THE INDENTURE

          Each of the undersigned officers of AAR CORP., a Delaware corporation (the "COMPANY"), does hereby certify as follows:

               (A) Each of the undersigned has read the Indenture, dated as of October 15, 1989, as supplemented by the First Supplemental Indenture, dated as of August 26, 1991 and the Second Supplemental Indenture, dated as of December 10, 1997, between the Company and U.S. Bank National Association (as successor trustee), as Trustee (collectively, the "INDENTURE"), including Section 301 thereof, and the definitions in such Indenture relating thereto and has reviewed such other corporate documents and records relating to the matters referred to herein, and, in the opinion of the undersigned, has made such examination or investigation as is necessary to enable him to express an informed opinion on the matters set forth below.

               (B) The terms of the series of Securities of the Company entitled the "8% Notes due 2006" (the "NOTES") to be issued under the Indenture have been established by a Board Resolution (as defined in the Indenture) and are set forth in ANNEX A hereto.

               (C) All conditions precedent provided for in the Indenture relating to the establishment and original issuance, authentication and delivery of the Notes have been complied with.

               (D) In the opinion of the undersigned, Section 301 of the Indenture has been complied with in the establishment of the terms of the Notes.

          IN WITNESS WHEREOF, each of the undersigned has duly executed this certificate this 30th day of May 2003.

                                      AAR CORP.


                                      /S/ TIMOTHY J. ROMENESKO
                                      ------------------------------------------
                                      Timothy J. Romenesko
                                      Vice President and Chief Financial Officer


                                      /S/ DONALD J. VILIM
                                      ------------------------------------------
                                      Donald J. Vilim
                                      Senior Counsel and Assistant Secretary

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                                     ANNEX A

          RESOLVED, that there be, and there is hereby created, approved and established under the Indenture, dated as of October 15, 1989, as supplemented by the First Supplemental Indenture, dated as of August 26, 1991, and the Second Supplemental Indenture dated as of December 10, 1997 between the Company and U.S. Bank National Association (as successor trustee), as Trustee (collectively, the "Indenture"), a series of Securities (the "Notes"), the terms of which shall be as follows (capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Indenture):

          (1) The title of the Notes shall be the "8% Notes due October 15, 2006" of the Company.

          (2) The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is limited to $16,900,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture).

          (3) The principal of the Notes shall be payable on three principal repayment dates as follows: (i) $5,633,333.33 on October 15, 2004, (ii) $5,633,333.33 on October 15, 2005, and (iii) $5,633,333.34 on October 15,
     2006.

          (4) The Notes shall bear interest at the rate of 8% per annum from the date of issuance thereof, payable semiannually in arrears on October 15 and April 15 of each year, commencing October 15, 2003. Each such October 15 or April 15 shall be an "Interest Payment Date" for the Notes. The October 1 or April 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date.

          (5) The principal of and interest on the Notes shall be payable (and the Notes may be presented for repayment) at the office or agency of the Company maintained for such purposes in Chicago, Illinois.

          (6)  The Notes shall not be redeemable prior to maturity.

          FURTHER RESOLVED, that the form of the Notes shall be substantially the form set forth in Article Two of the Indenture.